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                                   Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-34004) of E. I. du Pont de Nemours and Company of our report dated June 14, 2002 relating to the financial statements of the Protein Technologies International, Inc. Savings Investment Plan, which appears in this Form 11-K.


/s/ PRICEWATERHOUSECOOPERS LLP

Philadelphia, Pennsylvania
June 26, 2002